UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2024

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Scott Boatwright to Board of Directors

Effective June 6, 2024, the Board of Directors (the “Board”) of Academy Sports and Outdoors, Inc. ("Company" or "Academy") increased the size of the Board from ten to eleven directors and filled the vacancy created by such increase by appointing Scott Boatwright, 51, as an independent Class III director. Mr. Boatwright's initial term will expire on the date of the Company’s 2026 Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

Mr. Boatwright currently serves as Chief Operating Officer at Chipotle Mexican Grill, Inc., a global restaurant company, since May 2023, and previously served as Chipotle's Chief Restaurant Officer from May 2017 to May 2023. Prior to Chipotle, Mr. Boatwright served at Arby's Restaurant Group, Inc., a quick serve restaurant company, as Senior Vice President, Operations from April 2015 to May 2017, as Senior Vice President, Operations Services from January 2012 to March 2015, and previously in other senior leadership positions. He holds a Master of Business Administration from the J. Mack Robinson College of Business at Georgia State University.

The Board selected Mr. Boatwright because of his operations, strategic planning digital/technology, customer service and loyalty, real estate, and talent experience at large restaurant companies.

The Board has determined that Mr. Boatwright qualifies as an independent director under the corporate governance standards of Nasdaq, and that there are no arrangement or understanding between Mr. Boatwright and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Boatwright has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for his service on the Board, Mr. Boatwright will receive the cash and equity compensation provided by the Company's Non-Employee Director Compensation Policy, as it may be adjusted by the Board from time to time, as described in the Company's Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on April 19, 2024.

In addition, the Company and Mr. Boatwright will enter into the Company’s standard form of indemnification agreement for directors.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 6, 2024, the Company held its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting, are set forth below:

Proposal 1: Election of Class I Directors

The stockholders elected four Class I directors to serve for a term of three years expiring at the Company's 2027 Annual Meeting of Stockholders and until their successors shall be elected and qualified as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Steve Lawrence	47,755,310	15,621,701	5,447,501
Brian Marley	47,495,664	15,881,347	5,447,501
Tom Nealon	47,452,609	15,924,402	5,447,501
Chris Turner	47,630,656	15,746,355	5,447,501

Proposal 2: Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for fiscal year 2024

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year 2024 as follows:

Votes For	Votes Against	Abstentions
67,538,341	1,248,145	38,026

Proposal 3: Approval, by non-binding advisory vote, of the fiscal year 2023 compensation paid to the Company’s named executive officers

The stockholders approved, on a non-binding advisory basis, the fiscal year 2023 compensation paid to the Company's named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,633,578	677,769	65,664	5,447,501

Item 7.01 Regulation FD Disclosure.

On June 6, 2024, the Company issued a press release announcing Mr. Boatwright's appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

Quarterly Cash Dividend

On June 6, 2024, the Company issued a press release announcing that the Company’s Board approved the declaration of a cash dividend with respect to the quarter ended May 4, 2024 of $0.11 per share of outstanding common stock of the Company, payable on July 18, 2024, to stockholders of record as of the close of business on June 20, 2024.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 6, 2024.
99.2	Press Release, dated June 6, 2024.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: June 6, 2024	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary